Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May __, 2007 by and among Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and the purchasers listed on Schedule I hereto (the “Purchasers”).

This Agreement is being entered into pursuant to the Stock and Warrant Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” shall have meaning set forth in Section 5(n).

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares issued to the Purchasers pursuant to the Purchase Agreement.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 10(b).

“Event Date” shall have the meaning set forth in Section 10(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means the Demand Registration Filing Date, the Piggyback Registration Filing Date, the S-3 Filing Date or the S-1 Filing Date, as applicable.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“Losses” shall have the meaning set forth in Section 8(a).

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, as well as any free writing prospectus, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Conversion Shares and (ii) the shares of Common Stock issuable upon exercise of the Warrants.

“Registration Statement” means any registration statement and any additional registration statement contemplated by Sections 2, 3 or 4, as applicable, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Approval” means approval by the holders of Common Stock of all the Proposals (as defined in the Purchase Agreement).

“Subsequent Financing” means a financing transaction pursuant to which the Company sells Common Stock or securities convertible into or exercisable or exchangeable for Common Stock where the Company receives aggregate gross proceeds that equal, when added to the aggregate gross proceeds received by the Company from the sale of the Shares under the Purchase Agreement, at least $6,000,000.

“Warrants” means the warrants to purchase shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement.

2. Demand Rights.

(a) Subject to the conditions of this Section 2, if the Company has not closed a Subsequent Financing by December 31, 2007, then at any time thereafter the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) may request in writing (the “Demand Request”) that the Company file a

Registration Statement under the Securities Act covering the registration of at least 20% of the Registrable Securities then outstanding and having an aggregate price to the public of not less than $1,000,000. The Demand Request shall set forth the number of Registrable Securities owned by the Initiating Holders to be included in the Registration Statement. In such event, the Company shall:

(i) as promptly as practicable but in any event within ten days of the receipt of the Demand Request, give written notice of such request to all Holders (the “Demand Notice”);

(ii) subject to the limitations set forth in this Section 2, prepare and file, as expeditiously as is commercially reasonable, and in any event within 90 days of receipt of such request (the “Demand Registration Filing Date”), a Registration Statement under the Securities Act covering the Registrable Securities specified by the Initiating Holders in the Demand Request and such other Registrable Securities with respect to which the Company has received written requests for inclusion within such Registration Statement within 15 days after the Company has given the Demand Notice; and

(iii) use its commercially reasonable efforts to cause the Registration Statement to be declared effective.

(b) The Registration Statement shall be a resale registration statement on Form S-3, except (i) if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder or (ii) if the Initiating Holders request and include in the Demand Request that such Registration Statement be on Form S-1 (or such other another appropriate form in accordance with the Securities Act and the rules promulgated thereunder), in which case such registration shall be on such other appropriate form. The Company shall use its commercially reasonable efforts to (i) have such Registration Statement declared effective by the Commission (x) within 90 days after the Demand Registration Filing Date if such Registration Statement is not reviewed by the Commission or (y) within 120 days after the Demand Registration Filing Date if such Registration Statement is reviewed by the Commission and (ii) keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all such Registrable Securities covered by such Registration Statement have been sold or (y) the date on which such Registrable Securities may be sold pursuant to Rule 144 (the “Effectiveness Period”). Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Registrable Securities from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 5(m); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Registrable Securities on such Registration Statement.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their Demand Request by means of an underwritten offering, they shall so advise the Company in the Demand Request, and the Company shall include such information in the Demand Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided, however, that the Company shall first exclude all other securities from the underwriting and registration before it reduces the number of Registrable Securities requested by the Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days prior to the effective date of such Registration Statement.

(d) The Company shall not be required to effect a registration pursuant to this Section 2:

(i) after the Company has filed two Registration Statements pursuant to this Section 2; or

(ii) if the Company shall furnish to the Holders requesting a Registration Statement pursuant to this Section 2, a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period.

3. Subsequent Financing Registration.

(a) If the Company proposes to file a Registration Statement under the Securities Act for purposes of a public offering of securities of the Company issued or issuable in connection with a Subsequent Financing, it shall notify all Holders of Registrable Securities in writing (the “Company Notice”). Each Holder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 3(b), to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the “Piggyback Notice”) no later than 15 days following the date on which the Company gives the Company Notice. The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in such Registration Statement.

(b) If the Registration Statement under which the Company gives notice under this Section 3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the Company Notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following order of priority: (i) first, to the securities acquired or to be acquired in the Subsequent Financing; (ii) second, to the Holders, up to the full number of Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; (iii) third, to the Company, all securities proposed to be registered by the Company for its own account; and (iv) fourth, to any other holders, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days prior to the effective date of such Registration Statement.

(c) The Company shall prepare and file, as expeditiously as is commercially reasonable, and in any event within 90 days of after the closing of the Subsequent Financing (the “Piggyback Registration Filing Date”), such Registration Statement.

(d) The Company shall use its commercially reasonable efforts to (i) have such Registration Statement declared effective by the Commission (x) within 90 days after the Piggyback Registration Filing Date if such Registration Statement is not reviewed by the Commission or (y) within 120 days after the Piggyback Registration Filing Date if such Registration Statement is reviewed by the Commission and (ii) keep such Registration Statement continuously effective under the Securities Act until the end of the Effectiveness Period. Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Registrable Securities from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 5(m); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Registrable Securities on such Registration Statement.

4. Other Registration.

(a) Within 30 days after the date that Company obtains the Shareholder Approval (the “S-3 Filing Date”), provided that the Conversion Shares are eligible to be registered for resale on a Form S-3 Registration Statement, the Company shall prepare and file with the Commission a resale Registration Statement on Form S-3 providing for the resale of 25% of the Conversion Shares (allocated to each Holder on a pro rata basis) held by the Holders that have complied with the provisions of Section 5(m). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and to keep such Registration Statement continuously effective under the Securities Act until the end of the Effectiveness Period. Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Conversion Shares from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 5(m); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Conversion Shares on such Registration Statement.

(b) If the Conversion Shares are not eligible to be registered for resale on a Form S-3 Registration Statement and the Company obtains the Shareholder Approval, then within 90 days after the date that the Company obtains the Shareholder Approval (the “S-1 Filing Date”), the Company shall prepare and file with the Commission a resale Registration Statement on Form S-1 (or such other another appropriate form in accordance with the Securities Act and the rules promulgated thereunder) providing for the resale of 25% of the Conversion Shares (allocated to each Holder on a pro rata basis) held by the Holders that have complied with the provisions of Section 5(m). The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and to keep such Registration Statement continuously effective under the Securities Act until the end of the Effectiveness Period. Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Conversion Shares from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 5(m); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Conversion Shares on such Registration Statement.

5. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prepare and file with the Commission on or prior to the applicable Filing Date, a Registration Statement on the appropriate form. The Registration Statement required hereunder shall contain (except if otherwise directed by Holders owning a majority of the Registrable Securities outstanding at such time and except for a Registration Statement referenced in Section 3) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. Unless otherwise advised by outside counsel to the Company, the Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) Business Days of their receipt thereof.

(b)(i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale (if applicable) under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than twenty (20) Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any written request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules contained therein, and to the extent requested by such Person, all exhibits and all documents incorporated or deemed to be incorporated therein by reference (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the

Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends (provided that the issuance of such unlegended certificates is in compliance with applicable securities laws), and to enable such Registrable Securities to be in such denominations as any Holder may request in writing at least two (2) Business Days prior to any sale of Registrable Securities.

(j) Upon the occurrence of any event contemplated by Section 5(c)(v), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Use its reasonable best efforts to cause all Registrable Securities relating to the Registration Statement to be listed on The Nasdaq Capital Market or any other securities exchange, quotation system or market, if any, on which the Company’s Common Stock or similar securities issued by the Company are then listed or traded as and when required pursuant to the Purchase Agreement.

(l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

(m) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company may require each Holder, upon three (3) Business Days notice, to furnish to the Company a certified statement as to, among other things, the number of shares of Common Stock beneficially owned by such Holder and name of the natural person(s) that has voting and dispositive control over such shares.

(n) If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose, then the Company may (x) postpone or suspend filing of the Registration Statement for a period not to exceed 45 consecutive days or (y) postpone or suspend effectiveness of the Registration Statement for a period not to exceed 30 consecutive days; provided that the Company may not postpone or suspend effectiveness of the Registration Statement under this Section 5(n) for more than 60 days in the aggregate during any 360 day period; provided, however, that no such postponement or suspension shall be permitted for consecutive 30 day periods arising out of the same set of facts, circumstances or transactions.

6. Holders’ Rights and Obligations.

(a) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

(b) Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 5(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 5(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v) or 5(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 5(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

7. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 7, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement; provided, however, that except as expressly set forth herein, in no event shall such fees and expenses borne by the Company include any underwriting fees, discounts, commissions or fees attributable to the sale of the Registrable Securities. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq Capital Market and/or each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

8. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”)(as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein and (ii) that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Holder, underwriter, broker or other Person acting on behalf of Holders of the Registrable Securities, from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Securities which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such Holder, underwriter, broker or other Person acting on behalf of Holders of the Registrable Securities and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Securities to such Person. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnifying Party to the Company specifically for inclusion in the Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, no Holder shall be liable under this Section 8(b) that amount which exceeds the gross proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 8(a) or 8(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault attributable to the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 8(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

9. Rule 144. As long as any Holder owns any Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and, upon the written request of any Holder, to promptly furnish to such Holder true and complete copies of all such filings. As long as any Holder owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Person to sell the shares of Common Stock issuable upon conversion of the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

10. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Failure to File Registration Statement and Effectiveness of Registration Statement. The Company and the Purchasers agree that the Purchasers will suffer damages if the Registration Statement is not filed on or prior to the applicable Filing Date and not declared effective by the Commission on or prior to 120 days after the applicable Filing Date. The Company and the Purchasers further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or prior to the applicable Filing Date, or (B) the Registration Statement is not declared effective by the Commission on or prior to 120 days after the applicable Filing Date (either such failure being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, being referred to as “Event Date”), the Company shall pay in cash an amount, as partial liquidated damages and not as a penalty, to each Purchaser of Shares, as long as such Shares are outstanding, an amount equal to 1% of the product obtained by multiplying the number of Shares then held by a Purchaser by $0.25 for the first calendar month and 1% of the product obtained by multiplying the number of Shares then held by a Purchaser by $0.25 per calendar month thereafter or portion thereof from the Event Date until the applicable Event is cured or until the Registrable Securities are saleable under Rule 144. Notwithstanding anything to the contrary in this paragraph (b), if (i) either of the Events described in clauses (A) or (B) shall have occurred, (ii) on or prior to the applicable Event Date the Company shall have exercised its rights under Section 5(n) hereof and (iii) the postponement or suspension permitted pursuant to such Section 5(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension which is permitted pursuant to Section 5(n).

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the Registrable Securities outstanding.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth in the Purchase Agreement , or with respect to the Company, addressed to:

Verticalnet, Inc. 400 Chester Field Parkway Malvern, PA 19355 Attention: General Counsel Tel. No.: (610) 240-0600 Fax No.: (610) 240-9470
with copies (which copies shall not constitute notice to the Company) to:
Morgan, Lewis & Bockius LLP 1701 Market Street

Philadelphia, PA 19103 Attention: James W. McKenzie, Jr. Tel. No.: (215) 963-5134 Fax No.: (215) 963-5001

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of a majority in interest of the Holders. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(f) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within five (5) days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10(h) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

(k) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to the Purchase Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Purchaser in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Purchaser) shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(m) Termination of Registration Rights. All registration rights granted under this Agreement and the Company’s obligations with respect thereto, including the Company’s obligations set forth in Section 10(b), shall terminate and be of no further force and effect and the Registrable Securities then owned by or issuable to such Holder shall no longer be deemed “Registrable Securities,” if all Registrable Securities held by and issuable to such Holder could be sold under Rule 144, including Rule 144(k).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

VERTICALNET, INC.

By:
Name:
Title:

PURCHASER:
Please print purchaser name

By:
Name:
Title:

Schedule I

List of Purchasers

Annex A

Plan of Distribution

The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.